Exhibit 10.1

                  CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE
                  ---------------------------------------------


     This CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE ("Agreement") is made and entered effective this 28th day of March, 2001 (the "Effective Date"), by and between Harvey Sax, his heirs, successors and assigns (collectively "Sax") and Homecom Communications, Inc., its successors and assigns (collectively "Homecom").

1. Severance Payment. Homecom agrees to pay, and Sax agrees to accept, in full settlement of any and all responsibilities or obligations Homecom may have to Sax and in full and final settlement of any and all monetary demands of Sax arising out his employment, affiliation or association with Homecom, the start-up of Homecom, and/or the Executive Employment Agreement between Homecom and Sax dated January 1, 1996 and any amendments thereto (the "Employment Agreement"), the total sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), less applicable tax and FICA withholdings, payable to Harvey Sax in one lump sum payment.

2. No Other Benefits. Except as set forth herein, Sax shall not be entitled to any other employee or other benefits, fringe benefits or other remuneration, compensation or payments of any kind from Homecom or any of the other parties released below.

3. Voluntary Resignation. As of the Effective Date of this Agreement, Sax voluntarily resigns from, terminates and/or surrenders any and all offices, directorships and/or other positions he may have held or occupied at Homecom. Sax acknowledges that as of the Effective Date, he will no longer be employed by, associated or affiliated with Homecom, no longer hold any offices or positions at Homecom, and will have no authority to act for or bind Homecom, its officers and/or directors in any manner.

4. Confidentiality. The parties agree that neither they nor anyone acting on their behalf will disclose to any third party the terms of this Agreement, other than to their counsel or tax advisors, pursuant to applicable securities laws, rules or regulations, pursuant to a confidentiality arrangement approved by an executive officer of Homecom, or as validly required by a court or administrative body, pursuant to judicial or administrative order, subpoena, or other compulsory process.

5.   Release and Covenant Not to Sue by Sax.

     (a) As a material inducement for Homecom to enter into this Agreement, Sax, for Sax and for Sax's heirs, successors, assigns, affiliates, corporations or other entities which he owns or controls, and present or former officers, agents, representatives and employees does hereby fully, finally, irrevocably and unconditionally release, acquit and forever discharge Homecom and its respective successors, assigns, subsidiaries, affiliates, parent corporations, and present or former officers, agents, representatives and employees, of and from any and all charges, complaints, claims, liabilities, obligations, promises, damages, causes of action, rights, demands, costs, lawsuits, debts and expenses, claims or charges of discrimination, retaliation claims, back pay claims, claims for personal physical injury or physical sickness, claims for emotional or mental anguish and distress, negligence claims, fraud claims, claims for attorneys' fees and costs, claims for compensatory and punitive damages, and any and all damages, claims, charges and demands of any kind or nature whatsoever, whether in law or in equity, and including claims for injunctive, declaratory, equitable and monetary relief, arising out of, related to, or connected with any acts, events or facts from the beginning of time through the date of this Agreement, including but not limited to

          (i) any and all claims, causes of action, charges or complaints that Sax has, could have, or might have asserted under any age, race, color, sex, national origin, religion, disability or other discrimination law, including specifically claims under the Age Discrimination in Employment Act ("ADEA"), in any lawsuit or before the EEOC or any other governmental agency;

          (ii) any and all claims, causes of action, charges or complaints that Sax has, could have, or might have asserted under any other federal or state law, statute, executive order, regulation, ordinance, decision, or rule of law; and

          (iii) any and all claims, counterclaims, causes of action and damages arising out of Sax's employment, affiliation or association with Homecom, the Employment Agreement and any amendments thereto, and any offices or directorships held by Sax in Homecom.

     (b) The parties agree that the release set forth in this Paragraph 5 shall be and remain in effect in all respects as a complete general release and covenant not to sue as to the matters released, provided, however, that this release and covenant shall not extend to (a) any obligations incurred in this Agreement; and (b) any claims either party may have against the other arising out of or resulting from any breach of obligations under this Agreement.

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     (c)  Sax acknowledges that the consideration he has been given for this release and other obligations contained in this Agreement exceeds that to which he is entitled by law or contract, and is fair and adequate consideration for the release and other obligations contained in this Agreement.

6. Release and Covenant Not to Sue by Homecom. As a material inducement for Sax to enter into this Agreement, Homecom, for itself and its successors, assigns, subsidiaries, affiliates, parent corporations, and present or former officers, agents, representatives and employees, does hereby fully, finally, irrevocably and unconditionally release, acquit and forever discharge Sax and his respective heirs, successors, assigns, affiliates, officers, agents, representatives and employees, of and from any and all charges, complaints, claims, liabilities, obligations, promises, damages, causes of action, rights, demands, costs, lawsuits, debts and expenses, claims or charges of discrimination, retaliation claims, back pay claims, claims for personal physical injury or physical sickness, claims for emotional or mental anguish and distress, negligence claims, claims for attorneys' fees and costs, claims for compensatory and punitive damages, and any and all damages, claims, charges and demands of any kind or nature whatsoever, whether in law or in equity, and including claims for injunctive, declaratory, equitable and monetary relief, arising out of, related to, or connected with any acts, events or facts from the beginning of time through the date of this Agreement, including but not limited to any and all claims, counterclaims, causes of action and damages arising out of Sax's employment, affiliation or association with Homecom, the Employment Agreement and any amendments thereto, and any offices or directorships held by Sax in Homecom.

          The parties agree that the release set forth in this Paragraph 6 shall be and remain in effect in all respects as a complete general release and covenant not to sue as to the matters released, provided, however, that this release and covenant shall not extend to (a) any obligations in this Agreement, and (b) any claims either party may have against the other arising out of or resulting from any breach of obligations under this Agreement.

7. Entire Agreement. This Agreement sets forth the entire agreement between Homecom and Sax, supersedes any and all prior agreements or understandings between the parties, whether written or oral, and may not be modified orally. This Agreement shall inure to the benefit of, and be binding upon, any successors or assigns. As of the Effective Date of this Agreement, the Employment Agreement is specifically cancelled and of no further force and effect, except for that certain Amendment to Employment Agreement, effective as of August 1, 1996, by and between Homecom and Sax, which remains in effect in its entirety and is incorporated herein by this reference.

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8.   Severability. Should any term or provision of this Agreement be declared or determined by a court to be illegal or invalid, the remaining terms and provisions shall not be affected, and the term or provision held to be invalid shall be deemed not to be a part of this Agreement.

9. Knowing and Voluntary Release. Sax represents that he has read this Agreement and understands that this Agreement contains a waiver and release of any and all rights and claims that he might otherwise have against Homecom; that Sax understands fully the terms, conditions, requirements and effects of this Agreement; and that Sax executes this Agreement freely, knowingly, and voluntarily without threat, duress, coercion or promise of any future consideration.

10. Governing Law. All matters relating to the interpretation, construction and enforcement of this Agreement shall be governed by the laws of the State of Georgia.

     IN WITNESS WHEREOF, this Confidential Separation Agreement and Release has been executed by the parties.


Homecom Communications Inc.


BY: /s/ Timothy R. Robinson                     BY: /s/ Gia Bokuchava
---------------------------                     -------------------------------

TITLE: Executive Vice President,                TITLE: Chief Technical Officer,
Chief Financial Officer                         Director

March 29, 2001                                  March 29, 2001


Harvey Sax

/s/ Harvey Sax
--------------

March 29, 2001